UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2005

(Date of earliest event reported): April 14, 2005

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On April 14, 2005, the Company entered into an Amended, Extended and Restated Employment Agreement (“Amended Agreement”) with Robert E. Mead, the Company’s Chairman and Chief Executive Officer. Pursuant to the terms of the Amended Agreement, Mr. Mead will continue to be employed by the Company as chief executive officer through December 31, 2006 and will continue to receive his current base salary of $750,000 per year during 2006. The terms of Mr. Mead’s existing employment benefits through 2005 were not affected by the terms of the Amended Agreement. Mr. Mead will continue to receive certain previously established fringe benefits from the Company in 2006 and may earn a performance-based incentive bonus for 2006 if the Company’s pre-tax net income in 2006 equals or exceeds targets set in the Amended Agreement by the Company’s Compensation Committee.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended, Extended and Restated Employment Agreement dated April 14, 2005 between the Company and Robert E. Mead (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2005).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 19, 2005	SILVERLEAF RESORTS, INC.
	By:	/s/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Amended, Extended and Restated Employment Agreement dated April 14, 2005 between the Company and Robert E. Mead (incorporated by reference to Annex B of the Registrant’s Proxy Statement on Schedule 14A filed on April 15, 2005).